Exhibit 10.5

VOTING AGREEMENT

This Voting Agreement (this “Agreement”), dated as of March 29, 2012 between the undersigned stockholder (“Stockholder”) of VirtualScopics, Inc., a Delaware corporation (the “Company”), and the Company.

WHEREAS, concurrently with or following the execution of this Agreement, the Company and Merck Global Health Innovation Fund, LLC, a Delaware limited liability company (“Purchaser”) have entered, or will enter, into a Series C Preferred Stock and Warrant Purchase Agreement (as the same may be amended from time to time, the “Purchase Agreement”), providing for, among other things, the purchase by Purchaser of up to $6,000,000 of Series C-1 Convertible Preferred Stock and Series C-2 Convertible Preferred Stock (“Series C Stock”), and warrants for common stock, par value $0.001 per share, of the Company (“Common Stock”) pursuant to the terms and conditions of the Purchase Agreement (the “Transaction”);

WHEREAS, it is a condition of the Purchaser’s obligations to purchase the Series C-1 Preferred Stock and warrants for Common Stock that (a) it shall have obtained voting agreements from the holders of a majority of the Company’s outstanding Series A Convertible Preferred Stock (“Series A Stock”) and the holders of at least two-thirds of the Company’s outstanding Series B Convertible Preferred Stock (“Series B Stock”) in favor of the Series A Amendments and Series B Amendments to be presented at the Company’s Annual Meeting of Stockholders to be held in 2012, and to approve the Transaction at any Company Meeting of Stockholders (and at every adjournment or postponement thereof) and (b) the Required Holders (as defined in the Certificate of Designation of Rights and Preferences of the Series B Preferred Stock of the Company (the “Series B Designations”)) shall have given their consent to the issuance of the Series C Stock pursuant the Series B Designations, including pursuant to Section 19 thereunder and (c) the holders of a majority of the outstanding shares of Series A Stock shall have given their consent to the issuance of the Series C Stock pursuant to Section 8 of the Certificate of Designations, Powers, Preferences and Other Rights and Qualifications of Series A Convertible Preferred Stock;

WHEREAS, as a condition to its willingness to enter into the Purchase Agreement, Purchaser has required that Stockholder and the Company execute and deliver this Agreement; and

WHEREAS, in order to induce Purchaser to enter into the Purchase Agreement, Stockholder is willing to make certain representations, warranties, covenants and agreements with respect to the shares of preferred stock, par value $0.001 per share, of the Company (“Company Preferred Stock”) beneficially owned by Stockholder and set forth below Stockholder's signature on the signature page hereto (the “Original Shares” and, together with any additional shares of Company Preferred Stock pursuant to Section 6 hereof, the “Shares”).

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.	Definitions.

For purposes of this Agreement, capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Purchase Agreement or the Series A Certificate of Designations, as applicable.

2.	Representations of Stockholder.

Stockholder represents and warrants that:

(a)	(i) Stockholder owns beneficially (as such term is defined in Rule 13d-3 under the Exchange Act) all of the Original Shares free and clear of all liens, claims or other encumbrances and (ii) except pursuant hereto, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which Stockholder is a party or is otherwise bound relating to the pledge, disposition or voting of any of the Original Shares and there are no proxies, voting trusts or voting agreements with respect to the Original Shares.

(b)	Stockholder does not beneficially own any shares of the Company’s capital stock other than the Original Shares.

(c)	Stockholder (if any entity) has full corporate power and authority and (if an individual) legal capacity to enter into, execute and deliver this Agreement and to perform fully Stockholder's obligations hereunder (including the proxy described in Section 3(b) below)). This Agreement has been duly and validly executed and delivered by Stockholder and constitutes the legal, valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms.

(d)	None of the execution and delivery of this Agreement by Stockholder, the consummation by Stockholder of the transactions contemplated hereby or compliance by Stockholder with any of the provisions hereof will conflict with or result in a breach, or constitute a violation or default (with or without notice of lapse of time or both) under any provision of, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, or instrument or law, rule or regulation applicable to Stockholder or to Stockholder's property or assets or, if an entity, any of its governing documents.

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(e)	No consent, approval or authorization of, or designation, declaration or filing with, any governmental authority or other Person on the part of Stockholder is required in connection with the valid execution and delivery of this Agreement. No consent of Stockholder's spouse is necessary under any “community property” or other laws in order for Stockholder to enter into and perform its obligations under this Agreement.

3.	Agreement to Vote Shares; Irrevocable Proxy.

(a)	Stockholder agrees during the term of this Agreement to vote the Shares, and to cause any holder of record of Shares to vote or execute a written consent or consents if stockholders of the Company are requested to vote their shares through the execution of an action by written consent in lieu of any such annual or special meeting of stockholders of the Company: (i) in favor of the Series A Amendments and Series B Amendments and the Transaction, at every meeting (or in connection with any action by written consent) of the stockholders of the Company at which such matters are considered and at every adjournment or postponement thereof; (ii) against any action, proposal, transaction or agreement that could reasonably be expected to impede, interfere with, delay, discourage, adversely affect or inhibit the timely consummation of the Series A Amendments and Series B Amendments and the Transaction; and (iii) in favor of any other matter necessary for the adoption of the Series A Amendments and Series B Amendments and consummation of the transactions contemplated by the Purchase Agreement (and each other document delivered thereunder), which is considered at every meeting (or in connection with any action by written consent) of the stockholders of the Company at which such matters are considered and at every adjournment or postponement thereof, and in connection therewith to execute any documents reasonably requested by the Company or Purchaser that are necessary or appropriate in order to effectuate the foregoing.

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(b)	Stockholder hereby revokes (or agrees to cause to be revoked) any proxies that such Stockholder has heretofore granted with respect to the Shares. Stockholder hereby appoints Company and/or its designee, and each of them individually, its proxies and attorneys-in-fact, with full power of substitution and resubstitution, to vote or act by written consent during the term of this Agreement with respect to the Shares in accordance with Section 3(a). This proxy and power of attorney is given to secure the performance of the duties of Stockholder under this Agreement. Stockholder shall take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy. This proxy and power of attorney granted by Stockholder shall be irrevocable during the term of this Agreement, shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy and shall revoke any and all prior proxies granted by Stockholder with respect to the Shares. The power of attorney granted by Stockholder herein is a durable power of attorney and shall survive the dissolution, bankruptcy, death or incapacity of Stockholder. The proxy and power of attorney granted hereunder shall terminate upon the termination of this Agreement.

(c)	With respect to its Shares, Stockholder hereby agrees that, during the term of this Agreement, Stockholder shall not take, nor shall cause any other Person to take, or propose to take, any action that is inconsistent with, or contrary to the terms, of the Series A Amendments and Series B Amendments (as if each had been adopted and in effect), or which is otherwise inconsistent with the Series A Amendments and Series B Amendments or the Transaction, and shall (in its capacity as a holder of Company Preferred Stock) approve any action approved by the Board of Directors of the Company which Stockholder is currently entitled to vote on but which Stockholder would not be entitled to vote on upon adoption of the Series A Amendments and Series B Amendments. Without limiting the foregoing, for the avoidance of doubt, without the prior written consent of the Required Holders (as defined in the Certificate of Designation of Rights and Preferences of the Series C-1 Preferred Stock and Series C-2 Preferred Stock of the Company (the “Series C Designation”)) (i) Stockholder shall not cause or permit any of its Shares to be redeemed at anytime while the Series C Stock is outstanding, (ii) Stockholder shall not cause or permit any payment of dividends or other distributions or payments on any of its Shares in cash or shares of the Common Stock, or other securities or property, except as permitted in the Series A Amendments and Series B Amendments (as if each had been adopted and in effect), and in the Company’s certificate of incorporation, as amended from time to time following the date of the Initial Closing (the “COI”), including the Series C Certificate of Designation, (iii) no Shares will be entitled to any adjustments for the conversion rate under Section 6 of the Series A Certificate of Designations with respect to the Transaction, including with respect to the issuance of the Series C Stock, the issuance of any of the Company’s Common Stock upon the conversion of such preferred stock or accrued dividends thereon, and for the payment of dividends or other distributions or payments in respect of the Series C Stock, or for the issuance of Warrants under the Purchase Agreement, or Common Stock upon the exercise thereof, or for the issuances by the Company of securities at an effective per share price of Common Stock less than the highest effective per share price paid by Purchaser for any Series C Stock, and (iv) Stockholder, as a holder of Shares shall, with respect to its Shares, approve any issuance of senior or pari passu preferred stock and any Major Transaction or other Change of Entity Transaction (as such terms are defined in the Series B Designations) approved by the Board of Directors of the Company.

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4.	No Voting Trusts or Other Arrangement.

Stockholder agrees that Stockholder will not, and will not cause or permit any entity under Stockholder's control to, deposit any of the Shares in a voting trust, grant any proxies with respect to the Shares or subject any of the Shares to any arrangement with respect to the voting of the Shares other than as contemplated by this Agreement.

5.	Transfer and Encumbrance.

Stockholder agrees that during the term of this Agreement, Stockholder will not, directly or indirectly, transfer, sell, offer, exchange, assign, give, exchange, mortgage, hypothecate, pledge or otherwise dispose of or encumber (by operation of law or otherwise) (“Transfer”) any of the Shares or enter into any contract, option or other agreement with respect to, or consent to, a Transfer of, any of the Shares or Stockholder's voting or economic interest therein. Any attempted Transfer of Shares or any interest therein in violation of this Section 5 shall be null and void. This Section 5 shall not prohibit a Transfer of the Shares by Stockholder to any member of Stockholder's immediate family, or to a trust for the benefit of Stockholder or any member of Stockholder's immediate family, or upon the death of Stockholder, or to an Affiliate of Stockholder; provided, that a Transfer referred to in this sentence shall be permitted only if, as a precondition to such Transfer, the transferee agrees in a writing, reasonably satisfactory in form and substance to the Company and the Purchaser, to be bound by all of the terms of this Agreement.

6.	Additional Shares.

Stockholder agrees that all shares of Company preferred stock that Stockholder purchases, acquires the right to vote or otherwise acquires beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of after the execution of this Agreement shall be subject to the terms of this Agreement and shall constitute Shares for all purposes of this Agreement.

7.	Termination.

This Agreement shall terminate upon the earliest to occur of (i) the mutual agreement of Stockholder, the Company and the Purchaser, (ii) ten business days after adoption of the Series A Amendments and Series B Amendments and the Purchase Agreement, and approval by the Company’s stockholders of the Transaction and (iii) December 31, 2013.

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8.	No Agreement as Director or Officer.

Stockholder makes no agreement or understanding in this Agreement in Stockholder's capacity as a director or officer of the Company or any of its subsidiaries (if Stockholder holds such office), and nothing in this Agreement: (a) will limit or affect any actions or omissions taken by Stockholder in stockholder's capacity as such a director or officer, including in exercising rights under the Purchase Agreement, and no such actions or omissions shall be deemed a breach of this Agreement or (b) will be construed to prohibit, limit or restrict Stockholder from exercising Stockholder's fiduciary duties as an officer or director to the Company or its stockholders.

9.	Specific Performance.

Each party hereto acknowledges that it will be impossible to measure in money the damage to the other party if a party hereto fails to comply with any of the obligations imposed by this Agreement, that every such obligation is material and that, in the event of any such failure, the other party will not have an adequate remedy at law or damages. Accordingly, each party hereto agrees that injunctive relief or other equitable remedy, in addition to remedies at law or damages, is the appropriate remedy for any such failure and will not oppose the seeking of such relief on the basis that the other party has an adequate remedy at law. Each party hereto agrees that it will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with the other party's seeking or obtaining such equitable relief.

10.	Entire Agreement.

This Agreement supersedes all prior agreements, written or oral, between the parties hereto with respect to the subject matter hereof and contains the entire agreement between the parties with respect to the subject matter hereof. This Agreement may not be amended or supplemented, and no provisions hereof may be modified or waived, except by an instrument in writing signed by the parties hereto. No waiver of any provisions hereof by either party shall be deemed a waiver of any other provisions hereof by such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

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11.	Notices.

All notices, requests, claims, demands, and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt), (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested), (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient, or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 11):

If to Company:	VirtualScopics, Inc.
500 Linden Oaks
Rochester, New York 14625
	Attn:	Molly Henderson, Chief Business and Financial Officer
Facsimile: 585-218-7350

With a copy to:	Woods Oviatt Gilman LLP
700 Crossroads Building, 2 State Street
Rochester, New York 14614
Attn: Gregory W. Gribben, Esq.
Facsimile: 585-987-2975

If to Purchaser:	Merck Global Health Innovation Fund, LLC One Merck Drive
Whitehouse Station, New Jersey 08889-0100
	Attn:	David Rubin
Facsimile: 908 735-1341

With a copy to:	McDermott Will & Emery LLP
340 Madison Avenue
New York, NY 10173-1922
	Attn:	Todd Finger, Esq. and Seth Goldsamt, Esq.
Facsimile: +1 212 547 5444

If to Stockholder, to the address or facsimile number set forth for Stockholder on the signature page hereof.

12.	Miscellaneous.

(a)	This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of Laws of any jurisdiction other than those of the State of Delaware.

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(b)	Each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns shall be brought and determined exclusively in the state and federal courts located in the State of New York, County of New York. Each of the parties hereto agrees that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 11 or in such other manner as may be permitted by applicable Laws, will be valid and sufficient service thereof. Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court or tribunal other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder (i) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve process in accordance with this Section 12(b), (ii) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (iii) to the fullest extent permitted by the applicable Law, any claim that (x) the suit, action or proceeding in such court is brought in an inconvenient forum, (y) the venue of such suit, action or proceeding is improper, or (z) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

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(c)	EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 12(c).

(d)	If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

(e)	This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

(f)	Each party hereto shall execute and deliver such additional documents as may be necessary or desirable to effect the transactions contemplated by this Agreement.

(g)	All Section headings herein are for convenience of reference only and are not part of this Agreement, and no construction or reference shall be derived therefrom.

(h)	The obligations of Stockholder set forth in this Agreement shall not be effective or binding upon Stockholder until after such time as the Purchase Agreement is executed and delivered by the Purchaser to the Company, and the parties agree that there is not and has not been prior to the date of execution hereof any other agreement, arrangement or understanding between the parties hereto with respect to the matters set forth herein.

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(i)	Neither party to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of the other party hereto. Any assignment contrary to the provisions of this Section 12(i) shall be null and void.

(j)	The parties agree that the Purchaser shall be a third party beneficiary of this Agreement and shall have the right to enforce this Agreement and approve any amendment, waiver or termination of this Agreement.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

VIRTUALSCOPICS, INC.

By	/s/ Molly Henderson
Name: Molly Henderson
Title: Chief Financial Officer

STOCKHOLDER

By	/s/ Philip J. Hempleman

Name: Philip J. Hempleman/1998 Hempleman Family Trust

Series and Number of Shares of Company Preferred Stock Beneficially Owned as of the Date of this Agreement: 3-27-12
Series: A
Number: 1,500

Address:
262 Harbor Drive
Fourth Floor
Stamford, CT 06902

[SIGNATURE PAGE TO VOTING AGREEMENT]

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